UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2025

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2025 (the “Closing Date”), pursuant to the Purchase Agreement among Globe Life Inc. (the “Company”), Henneman Trust, a Delaware statutory trust (the “Trust”), and BofA Securities, Inc. and Truist Securities, Inc., as representatives of the several initial purchasers, the Trust completed the issuance and sale of 500,000 of its Pre-Capitalized Trust Securities redeemable May 15, 2055 (the “P-Caps”) for an aggregate purchase price of $500 million in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Trust invested the proceeds from the sale of the P-Caps in a portfolio of principal and interest strips of U.S. Treasury securities (the “Eligible Assets”). The P-Caps provide the Company with a source of contingent liquidity, the proceeds of which, if drawn, would be used for general corporate purposes.

The P-Caps do not carry registration rights and may be held only by “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

On the Closing Date, the Company entered into a facility agreement (the “Facility Agreement”) with the Trust and Regions Bank, as notes trustee. The Facility Agreement provides that the Trust grants the Company the right, from time to time, to require the Trust to purchase from the Company (the “Issuance Right”) the Company’s 6.580% Senior Notes due 2055 (the “Senior Notes”) in an aggregate principal amount at any one time outstanding and held by the Trust, of up to $500 million in exchange for the delivery by the Trust of a corresponding portion of the Eligible Assets. The Company may direct the Trust to grant the right to exercise the Issuance Right with respect to all or a designated amount of the Senior Notes to one or more assignees (which are consolidated subsidiaries of the Company or persons to which the Company has an obligation) (an “Issuance Right Assignee”), which may cause the Senior Notes to be issued to the Trust and receive the corresponding portion of Eligible Assets that would otherwise have been delivered to the Company pursuant to the exercise of such Issuance Right. In lieu of issuing and selling Senior Notes to the Trust pursuant to any voluntary exercise of the Issuance Right, the Company may elect to deliver a cash amount equal to the redemption price of the Senior Notes (as described below) in exchange for a corresponding portion of Eligible Assets.

The Company has agreed to pay to the Trust a semi-annual facility premium calculated at a rate of 1.789% per annum, applied to the unexercised portion of the Issuance Right. Additionally, on the Closing Date the Company also entered into a trust expense reimbursement agreement with the Trust (the “Reimbursement Agreement”), pursuant to which the Company agreed to reimburse the Trust for its expenses in connection with the transaction, including trustees’ fees.

The Issuance Right will be automatically exercised in full: (i) if the Company fails to pay any facility premium under the Facility Agreement when due or any amount due under the Reimbursement Agreement or fails to purchase any Eligible Assets that are required to be purchased pursuant to the terms of the Facility Agreement and such failure is not cured within 30 days or (ii) upon certain bankruptcy events involving the Company. The Company will be required to exercise the Issuance Right in full if: (i) the Company reasonably believes that its consolidated net worth, determined in accordance with U.S. GAAP, but excluding accumulated other comprehensive income (or loss) and equity of non-controlling interests attributable thereto, has fallen below $1.85 billion, subject to certain adjustments, (ii) an event of default under the indenture that governs the Senior Notes has occurred or would have occurred had the Senior Notes been outstanding or (iii) certain events relating to the Trust’s status as an “investment company” under the Investment Company Act have occurred. In addition, at any time following the Company’s exercise of the Issuance Right, in whole or in part, other than upon a redemption, an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all Senior Notes then outstanding and held by the Trust in exchange for Eligible Assets that entitle the Trust to receive payments of principal and interest on each subsequent distribution date in the same amounts that the Trust would have received on such Eligible Assets that it delivered to the Company or any Issuance Right Assignee upon the exercise of an Issuance Right in respect of the Senior Notes to be so repurchased.

The Company has the right to redeem, at its option, the Senior Notes issued to the Trust at any time in whole or in part, with such redemption price being equal to (i) prior to November 15, 2054, the greater of (a) the principal amount of such Senior Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on such Senior Notes, discounted to the redemption date, and (ii) on or after November 15, 2054, the principal amount of such Senior Notes, in all such cases, plus accrued and unpaid interest to, but excluding, the date of redemption. If the Company redeems any Senior Notes, the Trust will use the redemption proceeds of such Senior Notes to redeem P-Caps having an initial purchase price equal to the principal amount of the redeemed Senior Notes. The P-Caps will be redeemed on May 15, 2055 or earlier upon an early redemption of the applicable Senior Notes. The Trust will terminate upon the redemption of all its outstanding P-Caps or the earlier occurrence of certain other events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: July 1, 2025	/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary